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                                                                     Exhibit 3.2

                              CERTIFICATE OF CHANGE

                                       OF

                             BED BATH & BEYOND INC.


               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW


       FIRST: The name of the corporation (hereinafter called the "Corporation") is BED BATH & BEYOND INC.

       SECOND: The original Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on October 5, 1971. It was filed under the original name of B & B TEXTILE CORPORATION.

       THIRD: The change in the Certificate of Incorporation effected by this certificate of change is as follows:

       To change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the Corporation served upon said Secretary of State.


       FOURTH: To accomplish the foregoing change, Article SIXTH of the Certificate of Incorporation is hereby stricken out in its entirety, and the following new Article SIXTH is substituted in lieu thereof:

       "SIXTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083, Attention: Chairman."


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       FIFTH: The foregoing change was approved by the Board of Directors.

       IN WITNESS WHEREOF, we have subscribed our names to this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Date:  July 23, 1997




                              /s/ Leonard Feinstein
                              -------------------------------------------------
                              Leonard Feinstein
                              President




                              /s/ Warren Eisenberg
                              -------------------------------------------------
                              Warren Eisenberg
                              Secretary




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